CERTIFICATE OF INCORPORATION
                                       OF
                           THE BESTSELLERS GROUP, INC.


      FIRST:      The name of this corporation shall be:

            The Bestsellers Group, Inc.

       SECOND: Its registered office in the State of Delaware is to be located at 1013 Centre Road, in the City of Wilmington, County of New Castle and its registered agent at such address is CORPORATION SERVICE COMPANY.
      THIRD:      The purpose or purposes of the corporation shall be:

      To engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

      FOURTH:    The total number of shares of stock which this  corporation is authorized to issue is:

      Twenty Million (20,000,000) shares with a par value of One cent ($0.01) per share, amounting to Two Hundred Thousand Dollars ($200,000).

      FIFTH:      The name and address of the incorporator is as follows:

                                       Jane S. Krayer
                                Corporation Service Company
                                      1013 Centre Road
                                    Wilmington, DE 19805

      SIXTH:      The Board of Directors shall have the power to adopt, amend or repeal the by-laws.

      SEVENTH: No director shall be personally liable to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty by such director as a director. Notwithstanding the foregoing sentence, a director shall be liable to the extent provided by applicable law, (i) for breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the Delaware General Corporation Law or (iv) for any transaction from which the director derived an improper personal benefit. No amendment to or repeal of this Article Seventh shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment.

      IN WITNESS WHEREOF, the undersigned, being the incorporator hereinbefore named, has executed, signed and acknowledged this certificate of incorporation this nineteenth day of April, A.D., 1994.



                                                ----------------------------
                                                Jane S. Krayer
                                                  Incorporator

                             BESTSELLERS GROUP, INC.

                                    AMENDMENT
                                     to the
                          CERTIFICATE OF INCORPORATION


          Pursuant  to  the   provisions  of  the  Delaware   Corporation   Law,
     Bestsellers Group, Inc. adopts the following Articles of Amendment to its Certificate of Incorporation:

         FIRST: The following amendment was adopted on April 30, 1996, pursuant to Section 242 of the Delaware Corporation Law, in the manner marked with an "X" below:

                Such amendment was adopted by the Board of Directors when no payment has been received for any shares and no shares have been issued.

            X Such amendment was adopted by a vote of the shareholders. The number of shares voted for the amendment was sufficient for approval.

         Article Four of the Corporation's Certificate of Incorporation was amended to read as follows:

                                  ARTICLE FOUR

         The authorized capital stock of the Corporation shall consist of 50,000,000 shares of common stock with a par value of $0.0001 per share and 1,000,000 shares of preferred stock with a par value of $0.001 per share.

         (a) No share of the common stock shall have any preference over or limitation in respect to any other share of such common stock. All shares of common stock shall have equal rights and privileges, including the following:

              l. All shares shall share equally in dividends. Subject to the applicable provisions of the laws of the State of Delaware, the Board of Directors of the Corporation may, from time to time, declare and the Corporation may pay dividends in cash, property, or its own shares, except when the Corporation is insolvent or when the payment thereof would render the Corporation insolvent or when the declaration or payment thereof would be contrary to any restrictions contained in these Articles of Incorporation. When any dividend is paid or any other distribution is made, in whole or in part, from sources other than unreserved and unrestricted earned surplus, such dividend or distribution shall be identified as such, and the source and amount per share paid from each source shall be disclosed to the stockholder receiving the same concurrently with the distribution thereof and to all other stockholders not later than six months after the end of the Corporation's fiscal year during which such distribution was made.

              2. All stockholders shall share equally in distributions in partial liquidation. Subject to the applicable provisions of the laws of the State of Delaware, the Board of Directors of the Corporation may distribute, from time to time, to its stockholders in partial liquidation, out of stated capital or capital surplus of the Corporation, a portion of its assets in cash or property, except when the Corporation is insolvent or when such distribution would render the Corporation insolvent. Each such distribution, when made, shall be identified as a distribution in partial liquidation, out of stated capital or capital surplus, and the source and amount per share paid from each source shall be disclosed to all stockholders of the Corporation con- currently with the distribution thereof. Any such distribution may be made by the Board of Directors from stated capital without the affirmative vote of any stockholders of the Corporation.

              3. Each outstanding share shall be entitled to one vote at stockholders' meetings, either in person or by proxy.

         (b) The designations, powers, rights, preferences, qualifications, restrictions and limitations of the preferred stock shall be established from time to time by the Corporation's Board of Directors, in accordance with the Delaware Corporation Law.

         (c) Cumulative voting shall not be allowed in elections of directors or for any purpose.

         (d) No holders of shares of common stock of the Corporation shall be entitled, as such, to any preemptive or preferential right to subscribe to any unissued stock or any other securities which the Corporation may now or here-after be authorized to issue. The Board of Directors of the Corporation, how-ever, in its discretion by resolution, may determine that any unissued securities of the Corporation shall be offered for subscription solely to the holders of common stock of the Corporation, or solely to the holders of any class or classes of such stock, which the Corporation may now or hereafter be authorized to issue, in such proportions based on stock ownership as said board in its discretion may determine.

         (e) The Board of Directors may restrict the transfer of any of the Corporation's stock issued by giving the Corporation or any stockholder "first right of refusal to purchase" the stock, by making the stock redeemable, or by restricting the transfer of the stock under such terms and in such manner as the directors may deem necessary and as are not inconsistent with the laws of Delaware. Any stock so restricted must carry a conspicuous legend noting the restriction and the place where such restriction may be found in the records of the Corporation.

(f) The judgment of the Board of Directors as to the adequacy of any consideration received or to be received for any shares, options, or any other securities which the Corporation at any time may be authorized to issue or sell or otherwise dispose of shall be conclusive in the absence of fraud, subject to the provisions of these Articles of Incorporation and any applicable law.

                                  BESTSELLERS GROUP, INC.


                                  By  Douglas Morgan,
                                       President

                                  By  Alan Angrist,
                                       Secretary

                           THE BESTSELLERS GROUP, INC.

                                    AMENDMENT
                                     to the
                          CERTIFICATE OF INCORPORATION

          Pursuant to the provisions of the Delaware Corporation Law, The Bestsellers Group, Inc. adopts the following Articles of Amendment to its Certificate of Incorporation:

         FIRST: The following amendment was adopted on May 18, 1996, pursuant to
Section 242 of the Delaware Corporation Law, in the manner marked with an "X" below:

                   Such  amendment was adopted by the Board of Directors when no payment has been received for any shares and no shares have been issued.

            X Such amendment was adopted by a vote of the shareholders. The number of shares voted for the amendment was sufficient for approval.

                                         Amendment

      1. The name of the Corporation will be New York Regional Rail Corporation.

      2. The first paragraph of Article Four is amended to read as follows:

         The authorized capital stock of the Corporation shall consist of 150,000,000 shares of common stock with a par value of $0.0001 per share and 1,000,000 shares of preferred stock with a par value of $0.00l per share.


                                  THE BESTSELLERS GROUP, INC.


                                  By  Douglas Morgan
                                       President


                                  By  Alan Angrist
                                       Secretary

                        NEW YORK REGIONAL RAIL CORPORATON

                                    AMENDMENT
                                     to the
                          CERTIFICATE OF INCORPORATION


      Pursuant to the provisions of the Delaware Corporation Law, New York Regional Rail Corporation adopts the following Amendment to its Certificate of Incorporation.

      The following amendment was adopted on March 20, l998, pursuant to Section 242 of the Delaware Corporation Law. Such amendment was adopted by the consent of shareholders owning a majority of the Corporation's issued and outstanding shares of common stock. Notice of this amendment has been sent to all shareholders of record pursuant to Section 228 of the Delaware Corporation Law.

Amendment

      The first paragraph of Article Four is amended to read as follows:

      The  authorized   capital  stock  of  the  Corporation  shall  consist  of
200,000,000 shares of common stock with a par value of $0.0001 per share and 1,000,000 shares of preferred stock with a par value of $0.001 per share.


                                  NEW YORK REGIONAL RAIL CORPORATON


                                  By     Robert R. Crawford
                                       President

                                     BY-LAWS
                                       OF
                       NEW YORK REGIONAL RAIL CORPORATION


                                    ARTICLE I
                                     OFFICES

Section l.  Offices:

         The principal office of the Corporation shall be at 4302 First Avenue, Brooklyn, New York 11232, and the Corporation shall have other offices at such places as the Board of Directors may from time to time determine.

                                   ARTICLE II
                             STOCKHOLDER'S MEETINGS

Section l.  Place:

         The place of stockholders' meetings shall be the principal office of the Corporation unless some other place shall be determined and designated from time to time by the Board of Directors.

Section 2.  Annual Meeting:

         The annual meeting of the stockholders of the Corporation for the election of directors to succeed those whose terms expire, and for the transaction of such other business as may properly come before the meeting, shall be determined by the Board of Directors, beginning in the year 1994. If the annual meeting of the stockholders be not held, or if held and directors shall not have been elected for any reason, then the election of directors may be held at any meeting of stockholders thereafter called pursuant to these By-laws and the laws of Delaware.

Section 3.  Special Meetings:

         Special meetings of the stockholders for any purpose or purposes may be called by the President, the Board of Directors, or the holders of ten percent (l0%) or more of all the shares entitled to vote at such meeting, by the giving of notice in writing as hereinafter described.

Section 4.  Voting:

         At all meetings of stockholders, voting may be viva voce; but any qualified voter may demand a stock vote, whereupon such vote shall be taken by ballot and the Secretary shall record the name of the stockholder voting, the number of shares voted, and, if such vote shall be by proxy, the name of the proxy holder. Voting may be in person or by proxy appointed in writing, manually signed by the stockholder or his duly authorized attorney infact. No proxy shall be valid after eleven months from the date of its execution, unless otherwise provided therein.

         Each stockholder shall have such rights to vote as the Articles of Incorporation provide for each share of stock registered in his name on the books of the Corporation, except where the transfer books of the Corporation shall have been closed or a date shall have been fixed as a record date, not to exceed, in any case, fifty (50) days preceding the meeting, for the determination of stockholders entitled to vote. The Secretary of the Corporation shall make, at least ten (l0) days before each meeting of stockholders, a complete list of the stockholders entitled to vote at such meeting or any adjournment thereof, arranged in alphabetical order, with the address of and the number of shares held by each, which list, for a period of ten (l0) days prior to such meeting, shall be kept on file at the principal office of the Corporation and shall be subject to inspection by any stockholder at any time during usual business hours. Such list shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any stockholder during the whole time of the meeting.

Section 5.  Order of Business:

         The order of business at any meeting of stockholders shall be as follows:

         l.   Calling the meeting to order.

         2.   Calling of roll.

         3.   Proof of notice of meeting.

         4. Report of the Secretary of the stock represented at the meeting and the existence or lack of a quorum.

         5. Reading of minutes of last previous meeting and disposal of any unapproved minutes.

         6.   Reports of officers.

         7.   Reports of committees.

         8.   Election of directors, if appropriate.

         9.   Unfinished business.

         10.  New business.

         11.  Adjournment.

         12. To the extent that these By-laws do not apply, Roberts' Rules of Order shall prevail.

Section 6.  Notices:

         Written or printed notice stating the place, day, and hour of the meeting and, in case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten (l0) nor more than fifty
(50) days before the date of the meeting, either personally or by mail, by or at the direction of the President, the Secretary, or the officer or persons calling the meeting, to each stockholder of record entitled to vote at such meeting, except that, if the authorized capital stock is to be increased, at least thirty
(30) days' notice shall be given. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail addressed to the shareholder at his address as it appears on the stock transfer books of the Corporation, with postage thereon prepaid.

Section 7.  Quorum:

         A quorum at any annual or special meeting shall consist of the representation in person or by proxy of a majority in number of shares of the outstanding capital stock of the Corporation entitled to vote at such meeting. In the event a quorum be not present, the meeting may be adjourned by those present for a period not to exceed sixty (60) days at any one adjournment; and no further notice of the meeting or its adjournment shall be required. The stockholders entitled to vote, present either in person or by proxy at such adjourned meeting, shall, if equal to a majority of the shares entitled to vote at the meeting, constitute a quorum, and the votes of a majority of those present in numbers of shares entitled to vote shall be deemed the act of the shareholders at such adjourned meeting.

Section 8.  Action by Shareholders Without a Meeting:

         Any action required to be or which may be taken at a meeting of the shareholders of the Corporation may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by a majority of the shareholders entitled to vote with respect to the subject matter thereof.

                                   ARTICLE III
                               BOARD OF DIRECTORS

Section l. Organization and Powers:

         The Board of Directors shall constitute the policymaking or legislative authority of the Corporation. Management of the affairs, property, and business of the Corporation shall be vested in the Board of Directors, which shall consist of not less than one nor more than ten members, who shall be elected at the annual meeting of stockholders by a plurality vote for a term of one (l) year, and shall hold office until their successors are elected and qualify. Directors need not be stockholders. Directors shall have all powers with respect to the management, control, and determination of policies of the Corporation that are not limited by these By-laws, the Articles of Incorporation, or the statutes of the Delaware Corporation Law, and the enumeration of any power shall not be considered a limitation thereof.

Section 2.  Vacancies:

         Any vacancy in the Board of Directors, however caused or created, shall be filled by the affirmative vote of a majority of the remaining directors, though less than a quorum of the Board, or at a special meeting of the stockholders called for that purpose. The directors elected to fill vacancies shall hold office for the unexpired term and until their successors are elected and qualify.

Section 3.  Regular Meetings:

         A regular meeting of the Board of Directors shall be held, without other notice than this By-law, immediately after and at the same place as the annual meeting of stockholders or any special meeting of stockholders at which a director or directors shall have been elected. The Board of Directors may provide by resolution the time and place, either within or without the State of Delaware, for the holding of additional regular meetings without other notice than such resolution.

Section 4.  Special Meetings:

         Special meetings of the Board of Directors may be held at the principal office of the Corporation, or such other place as may be fixed by resolution of the Board of Directors for such purpose, at any time on call of the President or of any member of the Board, or may be held at any time and place without notice, by unanimous written consent of all the members, or with the presence and participation of all members at such meeting. A resolution in writing signed by all the directors shall be as valid and effectual as if it had been passed at a meeting of the directors duly called, constituted, and held.

Section 5.  Notices:

         Notices of both regular and special meetings, save when held by unanimous consent or participation, shall be mailed by the Secretary to each member of the Board not less than three (3) days before any such meeting and notices of special meetings may state the purposes thereof. No failure or irregularity of notice of any regular meeting shall invalidate such meeting or any proceeding thereat.

Section 6.  Quorum and Manner of Acting:

         A quorum for any meeting of the Board of Directors shall be a majority of the Board of Directors as then constituted. Any act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors. Any action of such majority, although not at a regularly called meeting, and the record thereof, if assented to in writing by all of the other members of the Board, shall always be as valid and effective in all respects as if otherwise duly taken by the Board of Directors.

Section 7.  Executive Committee:

         The Board of Directors may by resolution of a majority of the Board designate two (2) or more directors to constitute an executive committee, which committee, to the extent provided in such resolution, shall have and may exercise all of the authority of the Board of Directors in the management of the Corporation; but the designation of such committee and the delegation of authority thereto shall not operate to relieve the Board of Directors, or any member thereof, of any responsibility imposed on it or him by law.

Section 8.  Order of Business:

         The order of business at any regular or special meeting of the Board of Directors, unless otherwise prescribed for any meeting by the Board, shall be as follows:

         l.   Reading and disposal of any unapproved minutes.

         2.   Reports of officers and committees.

         3.   Unfinished business.

         4.   New business.

         5.   Adjournment.

         6. To the extent that these By-laws do not apply, Roberts' Rules of Order shall prevail.

Section 9.  Remuneration:

         No stated salary shall be paid to directors for their services as such, but, by resolution of the Board of Directors, a fixed sum and expenses of attendance, if any, may be allowed for attendance at each regular or special meeting of the Board. Members of special or standing committees may be allowed like compensation for attending meetings. Nothing herein contained shall be construed to preclude any director from receiving compensation for serving the Corporation in any other capacity, subject to such resolutions of the Board of Directors as may then govern receipt of such compensation.

                                   ARTICLE IV
                                    OFFICERS

Section l.  Titles:

         The officers of the Corporation shall consist of a President, one or more Vice Presidents, a Secretary, and a Treasurer, the last two of which offices may be combined and held by one person, who shall be elected for one (l) year by the directors at their first meeting following the annual meeting of stockholders. Such officers shall hold office until their successors are elected and qualify. The Board of Directors may appoint from time to time such subordinate officers as it deems desirable. Subordinate officers shall serve during such terms as may be fixed by the Board at a duly held meeting.

Section 2.  President:

         The President shall preside at all meetings of stockholders and, in the absence of a, or the, Chairman of the Board of Directors, at all meetings of the directors. He shall be generally vested with the power of the chief executive officer of the Corporation and shall countersign all certificates, contracts, and other instruments of the Corporation as authorized by the Board of Directors or required by law. He shall make reports to the Board of Directors and stockholders and shall perform such other duties and services as may be required of him from time to time by the Board of Directors.

Section 3.  Vice President:

         The Vice President shall perform all the duties of the President if the President is absent or for any other reason is unable to perform his duties and shall have such other duties as the Board of Directors shall authorize or direct.

Section 4.  Secretary:

         The Secretary shall issue notices of all meetings of stockholders and directors, shall keep minutes of all such meetings, and shall record all proceedings. He shall have custody and control of the corporate records and books, excluding the books of account, together with the corporate seal. He shall make such reports and perform such other duties as may be consistent with his office or as may be required of him from time to time by the Board of Directors.

Section 5.  Treasurer:

         The Treasurer shall have custody of all moneys and securities of the Corporation and shall have supervision over the regular books of account. He shall deposit all moneys, securities, and other valuable effects of the Corporation in such banks and depositories as the Board of Directors may designate and shall disburse the funds of the Corporation in payment of just debts and demands against the Corporation, or as they may be ordered by the Board of Directors, shall render such account of his transactions as may be required of him by the President or the Board of Directors from time to time and shall otherwise perform such duties as may be required of him by the Board of Directors.

         The Board of Directors may require the Treasurer to give a bond indemnifying the Corporation against larceny, theft, embezzlement, forgery, misappropriation, or any other act of fraud or dishonesty resulting from his duties as Treasurer of the Corporation, which bond shall be in such amount as appropriate resolution or resolutions of the Board of Directors may require.

Section 6.  Vacancies or Absences:

         If a vacancy in any office arises in any manner, the directors then in office may choose, by a majority vote, a successor to hold office for the unexpired term of the officer. If any officer shall be absent or unable for any reason to perform his duties, the Board of Directors, to the extent not otherwise inconsistent with these By-laws, may direct that the duties of such officer during such absence or inability shall be performed by such other officer or subordinate officer as seems advisable to the Board.

Section 7.  Compensation:

         No officer shall receive any salary or compensation for his services unless and until the Board of Directors authorizes and fixes the amount and terms of such salary or compensation.

                                    ARTICLE V
                                      STOCK

Section l.  Certificates of Shares:

         Each holder of stock of the Corporation shall be entitled to a stock certificate signed by the President or Vice President and also by the Secretary or an assistant secretary of the Corporation. The certificates of shares shall be in such form, not inconsistent with the Certificate of Incorporation or Articles of Incorporation, as shall be prepared or approved by the Board of Directors. (All certificates shall be prepared or approved by the Board of Directors). All certificates shall be consecutively numbered. Each certificate shall state upon its face that the Corporation is organized under the laws of this state; the name of the person to whom issued; the number and class of shares; and the designation of the series, if any, which such certificate represents; the par value of each share represented by the certificate, or a statement that the shares are without par value. The name of the person owning the shares represented thereby, with the number of such shares and the date of issue, shall be entered on the Corporation's books, and no certificate shall be valid unless it be signed by the President or Vice President and by the Secretary or an assistant secretary of the Corporation. The seal of the Corporation affixed to stock certificates may be a facsimile. The signatures of officers as above described on any such certificate may be a facsimile if the certificate is countersigned by a transfer agent, or registered by a registrar, other than the Corporation itself or an employee of the Corporation.

Section 2.  New Certificates:

         All certificates surrendered to the Corporation shall be canceled and no new certificate shall be issued, except to evidence transfer of stock from the unissued stock or treasury of the Corporation, or, in the case of a lost certificate, except upon posting a bond of indemnity in such form and with such surety or sureties and for such amount as shall be satisfactory to the directors and upon producing by affidavit or otherwise such evidence of loss or destruction as the Board may require, until the former certificates for the same number of shares have been surrendered and canceled.

Section 3.  Transfer of Shares:

         Shares in the capital stock of the Corporation shall be transferred only on the books of the Corporation by the holder thereof in person, or by his attorney, upon surrender and cancellation of certificates for a like number of shares. The delivery of a certificate of stock of this Corporation to a bona fide purchaser or pledgee for value, together with a written transfer of the same or a written power of attorney to sell, assign, and transfer the same, signed by the owner of the certificate, shall be a sufficient delivery to transfer the title against all persons except the Corporation. No transfer of stock shall be valid against the Corporation until it shall have been registered upon the books of the Corporation.

Section 4.  Closing of Transfer Books or Provisions for Record Date:

         The stock transfer books may be closed by the Board of Directors for a period not exceeding fifty (50) days prior to any meeting of the stockholders or prior to the payment of dividends; or the Board of Directors may fix in advance a day not more than fifty (50) days prior to the holding of any such meeting of stockholders or payment of dividends as the day as of which stockholders entitled to notice of and to vote at such meeting or to payment of dividends, as the case may be, shall be determined; and only stockholders of record on such day shall be entitled to notice or to vote at such meeting, or to receive dividends, as the case may be.

Section 5.  Regulations:

         The Board of Directors shall have power and authority to take all such rules and regulations as they deem expedient concerning the issue, transfer, and registration of certificates for shares of the capital stock of the Corporation. The Board of Directors may appoint a Transfer Agent and a Registrar and may require all stock certificates to bear the signature of such Transfer Agent or such Registrar.

Section 6.  Restrictions on Stock:

         The Board of Directors may restrict any stock issued by giving the Corporation or any stockholder "first right of refusal to purchase" the stock, by making the stock redeemable or by restricting the transfer of the stock, under such terms and in such manner as the directors may deem necessary and as are not inconsistent with the Articles of Incorporation or the laws of the State of Delaware. Any stock so restricted must carry a stamped legend setting out the restriction or conspicuously noting the restriction and stating where it may be found in the records of the Corporation.

                                   ARTICLE VI
                             DIVIDENDS AND FINANCES

Section l.  Dividends:

         Dividends may be declared by the directors and paid out of any funds legally available therefor under the laws of Delaware, as may be deemed advisable from time to time by the Board of Directors of the Corporation. Before declaring any dividends, the Board of Directors may set aside out of net profits or earned or other surplus such sums as the Board may think proper as a reserve fund to meet contingencies or for other purposes deemed proper and to the best interests of the Corporation.

Section 2.  Monies:

         The moneys, securities, and other valuable effects of the Corporation shall be deposited in the name of the Corporation in such banks or trust companies as the Board of Directors shall designate and shall be drawn out or removed only as may be authorized by the Board of Directors from time to time.

Section 3.  Fiscal Year:

         The Board of Directors by resolution shall determine the fiscal year of the Corporation.

                                   ARTICLE VII
                                      SEAL

         The Board of Directors shall provide a corporate seal which shall be in the form of a circle and shall have inscribed thereon the name of the Corporation and the words "SEAL, Delaware," and shall be entrusted in the care of the Secretary or such other officer of the Corporation as the Board of Directors shall designate.

                                  ARTICLE VIII
                                     NOTICES

Section l.  Requirements:

         Whenever a notice shall be required by the statutes of the State of Delaware or by these By-laws, such notice may be given in writing by depositing the same in the United States mails in a postpaid, sealed envelope addressed to the person for whom such notice is intended to his or her home or other address, as the same shall appear on the stock transfer books of the Corporation. The time of mailing shall be deemed to be the time of giving such notice. A waiver of any notice in writing, signed by a stockholder, director, or officer, whether before, at, or after the time stated in such waiver for holding a meeting, shall be deemed the equivalent of duly giving such notice.

Section 2.  Presence:

         The presence of any officer at a meeting, or the presence of any stockholder or director at a meeting, unless such presence is for the sole purpose of objecting to the holding of such meeting on the ground that it is not duly held or convened, shall in all events be considered a waiver of notice thereof; and failure to vote thereat shall not defeat the effectiveness of such waiver.

Section 3.  Ratification:

         The ratification or approval in writing of the minutes of any meeting of officers, stockholders, or directors shall have the same force and effect as if the ratifying or approving officer, director, or stockholder were present in person at said meeting.

                                   ARTICLE IX
                                   AMENDMENTS

         These By-laws may be altered, amended, or repealed by the Board of Directors by resolution of a majority of the Board.

                                    ARTICLE X
                                 INDEMNIFICATION

         The Corporation shall indemnify any and all of its directors or officers, or former directors or officers, or any person who may have served at its request as a director or officer of another corporation in which this Corporation owns shares of capital stock or of which it is a creditor and the personal representatives of all such persons, against expenses actually and necessarily incurred in connection with the defense of any action, suit, or proceeding in which they, or any of them, were made parties, or a party, by reason of being or having been directors or officers or a director or officer of the Corporation, or of such other corporation, except in relation to matters as to which any such director or officer or person shall have been adjudged in such action, suit, or proceeding to be liable for negligence or misconduct in the performance of any duty owed to the Corporation. Such indemnification shall not be deemed exclusive of any other rights to which those indemnified may be entitled, independently of this Article X, by law, under any By-law agreement, vote of stockholders, or otherwise.

                                   ARTICLE XI
                              CONFLICTS OF INTEREST

         No contract or other transaction of the Corporation with any other persons, firms or corporations, or in which the Corporation is interested, shall be affected or invalidated by the fact that any one or more of the directors or officers of the Corporation is interested in or is a director or officer of such other firm or corporation; or by the fact that any director or officer of the Corporation, individually or jointly with others, may be a party to or may be interested in any such contract or transaction; and relieves every person who may become a director or officer of the Corporation from any liability that might otherwise arise by reason of his contracting with the Corporation for the benefit of himself or any firm or corporation in which he may in any way be interested.

                                   CERTIFICATE

            I do hereby certify that I was Secretary of the Board of Directors duly called and held on the 4th day of April, 1994, and I do hereby certify that the above and foregoing By-laws were duly adopted as the By-laws of said Corporation at such meeting.



                                    Alan Angrist
                                       Secretary


(SEAL)